UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 25, 2022

BM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38633	82-3410369
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 King of Prussia Road, Suite 350

Wayne, PA 19087

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (877) 327-9515

  (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BMTX	NYSE American LLC
Warrants to purchase Common Stock	BMTX.W	NYSE American LLC

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Auditor Report or Completed Interim Review.

Reference is made to the Current Report on Form 8-K filed by BM Technologies, Inc. (the “Company”) on March 31, 2022 (the “Prior Form 8-K”) reporting under Item 4.02 thereof that the Company had concluded that its previously issued unaudited consolidated financial statements for the periods ended March 31, 2021, June 30, 2021, and September 30, 2021(collectively, the “Prior Non-Reliance Periods”), as reported in the Company’s Quarterly Reports on Form 10-Q filed on May 24, 2021, August 16, 2021, and November 15, 2021, respectively, should no longer be relied upon, and are to be restated to reflect the share-based compensation expense for the severance awards granted by the Company’s former parent.  The Prior 8-K is incorporated herein by this reference. Reference also is made to the Form 12b-25 filed by the Company on March 31, 2022 (the “12b-25”) with respect to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 (the “2021 Form 10-K”) in which it reported that, as a result of the foregoing, it was unable to file the 2021 Form 10-K within the prescribed time period, which delay could not be eliminated by the Company without unreasonable effort and expense. The Company has worked diligently, along with its independent registered accounting firm, BDO USA LLP, to complete the 2021 Form 10-K. The 12b-25 is incorporated herein by this reference.

In addition, and also in connection with its January 4, 2021 divestiture of the Company, Customers Bank accelerated the vesting for existing restricted stock units and stock options previously granted to certain employees of the Company. The net of forfeiture expense associated with the accelerated vesting totaling $0.8 million was also incorrectly excluded from the Company’s stand-alone financial statements and should be recorded as of the divestiture date. Accordingly, the restatement will increase the Company’s previously reported share-based compensation expense for the nine months ending September 30, 2021 by a total of $7.9 million (rather than the $7.1 million reported in the Prior Form 8-K) with a corresponding increase to additional paid-in capital.

As a result of the Company’s continued review, the Company determined that it did not correctly apply the technical accounting of FASB ASC 210-20-45 and FASB ASC 606-10-45, as required under U.S. generally accepted accounting principles, to the presentation of certain contract liabilities, accounts receivable, and accounts payable positions with a related party. The Company determined that a correction of the Payable to partner bank account balance to separately report the composition as Accounts receivable, net, Accounts payable and accrued liabilities, and Deferred revenue, current was required to present the balances in accordance with U.S. generally accepted accounting principles. These positions were incorrectly presented net on the Company’s Consolidated Balance Sheets for the periods ended December 31, 2020, and March 31, June 30, and September 30, 2021. For the periods ended December 31, 2020, and March 31, June 30, and September 30, 2021 the correction has the effect of increasing previously reported total assets and total liabilities on the Company’s Consolidated Balance Sheets by an equal and offsetting $3.1 million, $6.2 million, $4.3 million, and $5.3 million, respectively, with no impact on net working capital, cash balances, or the income statement; additionally the company will quantify the amounts in Accounts receivable, net, Accounts payable and accrued liabilities, and Deferred revenue, current that are attributable to a related party in its financial statement footnotes.

The correction of the Company’s previously reported share-based compensation expense and correction of presentation of certain contract liabilities will have no effect on the Company’s previously reported revenues, Core EBITDA, total cash balance, total equity, net working capital, net cash flows from operating activities, investing activities, or financing activities.[1] Similarly, this correction has no impact on the Company’s operations or its underlying business fundamentals.

On April 13, 2022, the Audit Committee of the Board of Directors of the Company, concluded that, in addition to the financial statements related to the Prior Non-Reliance Periods referenced above, the Company’s previously issued consolidated financial statements for the period ended December 31, 2020 (together with the Prior Non-Reliance Periods, the “Non-Reliance Periods”), as reported in the Company’s Annual Report filed on Form 8K-A on March 31, 2021 should no longer be relied upon. These Non-Reliance Periods are to be restated to reflect the share-based compensation expense for the severance awards granted by our former parent and the cost of accelerated vesting of legacy awards by our former parent, as well to correct the presentation of certain contract liabilities. Similarly, any previously furnished or filed reports, related earnings releases, investor presentations, or similar communications of the Company describing the Company's financial results for the Non-Reliance Periods should no longer be relied upon.

The Company has not filed, and does not intend to file, an amendment to the Company’s previously filed Annual Report on Form 8-KA and Quarterly Reports on Form 10-Q for the Non-Reliance Periods, but will restate its consolidated financial statements for the Non-Reliance Periods to reflect the corrected share-based compensation expense and correct the presentation of certain contract liabilities within the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which the Company will file as soon as practicable following this Form 8-K/A filing. With respect to the Non-Reliance Periods, investors and others should rely only on the financial information and other disclosures regarding those periods when restated, to be disclosed in the Company’s 2021 Form 10-K and in the Company’s future filings with the SEC.

The Company’s management and the Audit Committee have discussed the matters disclosed in this Current Report on Form 8-K with BDO USA LLP, the Company’s registered public accounting firm.

In connection with the restatements, the Company’s management has concluded that a material weakness existed in the Company’s internal control over financial reporting with respect to the presentation of certain contract liabilities in accordance with U.S. generally accepted accounting principles, as well as the material weakness previously reported with respect to the technical accounting application of FASB ASC 718, Stock Compensation, as required under U.S. generally accepted accounting principles, to acceleration of existing awards and issuance of new awards as severance made by our former parent to certain employees and executives of the Company in connection with the January 4, 2021 divestiture. As a result, the Company’s disclosure controls and procedures were not effective at the reasonable assurance level as of December 31, 2021, and the Company’s management has concluded that its internal control over financial reporting was not effective as of December 31, 2021.

Subsequent to year-end, the Company’s management developed a remediation plan for the identified material weaknesses. Management has recently added personnel to the accounting function who have deeper technical accounting training and experience. Management will utilize these new personnel to perform a comprehensive review and enhancement of its internal accounting policies and procedures including accounting for share-based compensation and classification of contract assets, contract liabilities, receivables, and payables in accordance with U.S. generally accepted accounting procedures. As management continues to evaluate and enhance its internal control over financial reporting, it may determine that additional measures are required to address control deficiencies, strengthen internal control over financial reporting, or it may determine to modify the remediation plan described above. The Company’s remediation efforts will be further described in its 2021 Form 10-K.

[1] Core EBITDA is a non-GAAP measure, which the Company defines as GAAP net income adjusted to exclude depreciation and amortization, interest, taxes, non-cash equity compensation, fair value adjustments on its private warrant liability, and any non-core items such as merger costs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BM Technologies, Inc.

Dated: April 14, 2022	By:	/s/ Robert H. Ramsey
Robert H. Ramsey
Chief Financial Officer